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Certificate of Amendment

Canada Business Corporations Act

Certificat de modification

Loi régissant les sociétés par actions de régime fédéral

TRANSALTA UTILITIES CORPORATION
TransAlta Corporation

Name of Corporation - Dénomination de la société

10411-6
285930-1

Number - Numéro

I hereby certify that the Articles of the above-mentioned Corporation were amended

Je certifie par les présentes que les statuts de la société mentionnée ci-haut ont été modifiés

(a) under Section 13 of the Canada Business Corporations Act in accordance with the attached notice; ☐ (a) en vertu de l'article 13 de la Loi régissant les sociétés par actions de régime fédéral conformément à l'avis ci-joint;

(b) under Section 27 of the Canada Business Corporations Act as set out in the attached Articles of Amendment designating a series of shares; ☐ (b) en vertu de l'article 27 de la Loi régissant les sociétés par actions de régime fédéral tel qu'indiqué dans les clauses modificatrices ci-jointes désignant une série d'actions;

(c) under Section 177 of the Canada Business Corporations Act as set out in the attached Articles of Amendment; ☐ (c) en vertu de l'article 177 de la Loi régissant les sociétés par actions de régime fédéral tel qu'indiqué dans les clauses modificatrices ci-jointes;

(d) under Section 191 of the Canada Business Corporations Act as set out in the attached Articles of Reorganization; ☐ (d) en vertu de l'article 191 de la Loi régissant les sociétés par actions de régime fédéral tel qu'indiqué dans les clauses de réorganisation ci-jointes;

(e) under Section 192 of the Canada Business Corporations Act as set out in the attached Articles of Arrangement. ☒ (e) en vertu de l'article 192 de la Loi régissant les sociétés par actions de régime fédéral tel qu'indiqué dans les clauses d'arrangement ci-jointes.

Le directeur

[signature]

Director

December 31, 1992/le 31 décembre 1992

Date of Amendment - Date de la modification

Canada

Loi regissant les societes par actions de regime federal	FORM 14.1 ARTICLES OF ARRANGEMENT (SECTION 192)	FORMULE 14.1 CLAUSES D'ARRANGEMENT (ARTICLE 192)

- Name of Corporation - Denomination de la societe TransAlta Utilities Corporation TransAlta Corporation	2 - Corporation No. - No de la societe 010411-6 285930-1

3 - In accordance with the order approving the arrangement, the articles                    Conformement a I'ordonnance approuvant ('arrangement, les statuts de ia
of the corporation are amended as follows:                                                                        societe sont modifies comme suit:

The Articles of TransAlta Utilities Corporation and TransAlta Corporation are amended in accordance with the Plan of Arrangement annexed hereto as Schedule "A".

On behalf of TransAlta Utilities

Corporation and TransAlta

Corporation;

Date

December 4, 1992

Description of Office - Description du poste Vice-President, Finance of both TransAlta Utilities Corporation and TransAlta Corporation

FOR DEPARTMENTAL USE ONLY - A L'USAGE DU MINISTERS SEULEMENT

DEC - 9 J992

CCA 1780(02-89)46

SCHEDULE "A" TO ARTICLES OF ARRANGEMENT

PLAN OF ARRANGEMENT UNDER SECTION 192 OF THE CANADA BUSINESS CORPORATIONS ACT

ARTICLE 1 INTERPRETATION

1.1  In this Arrangement, unless there is something in the subject matter or context inconsistent therewith:

(a)    "Act" means the Canada Business Corporations Act, R.S.C. 1985, c. C-44, as amended;

(b)    "Arrangement" means an arrangement under the provisions of Section 192 of the Act, on the terms and conditions set forth in this Plan of Arrangement;

(c)    "Director" means the Director appointed under Section 260 of the Act;

(d)    "Effective Date" means the date shown on the certificate of amendment giving effect to the Arrangement which is issued under the Act by the Director;

(e)    "TransAlta" means TransAlta Corporation, a corporation incorporated under the Act;

(f)    "TransAlta Common Shares" means the common shares in the capital of TransAlta;

(g)    "Utilities" means TransAlta Utilities Corporation, a corporation incorporated under the Act;

(h)    "Utilities Common Shares" means the common shares in the capital of Utilities; and

(i)    "Utilities First Preferred Shares" means the first preferred shares, of all series, in the capital of Utilities.

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ARTICLE 2 SUMMARY OF THE ARRANGEMENT

2.1  All holders of Utilities Common Shares shall, by reason of the exchange of their Utilities Common Shares with TransAlta for TransAlta Common Shares, cease to be shareholders of Utilities and except for dissenting holders of Utilities Common Shares whose shares are purchased by Utilities pursuant to the provisions of Section 190 of the Act, shall become holders of TransAlta Common Shares.

2.2 Holders of Utilities Common Shares and Utilities First Preferred Shares may dissent in relation to the resolution to approve the Arrangement pursuant to the provisions of Section 190 of the Act.

2.3 The exchange of Utilities Common Shares for TransAlta Common Shares shall occur on the Effective Date.

ARTICLE 3

THE ARRANGEMENT

3.1 On the Effective Date, the following shall occur and be deemed to occur without further act or formality and in the following order:

(a)        the following will occur contemporaneously:

(i)    all of the Utilities Common Shares, except those referred to in subsection 4.1(a), shall be and be deemed to be transferred to TransAlta in exchange for TransAlta Common Shares to be issued by TransAlta on the basis on one TransAlta Common Share for one Utilities Common Share;

(ii)

all of the outstanding TransAlta Common Shares held by Utilities shall be cancelled without any payment in respect thereof;

(b)        with respect to each holder of Utilities Common Shares to whom subsection

              3.1(a)(i) applies:

(i)    such holder's Utilities Common Shares shall be and be deemed to be transferred to TransAlta;

(ii)    such holder shall cease to be a holder of Utilities Common Shares and such holder's name shall be removed from the register of Utilities

MCCARTHY-CALA46568.1 OUR FILE:  089730-135708

Common Shares with respect to such Utilities Common Shares transferred to TransAlta;

(iii)    there shall be allotted and issued to such holder as fully paid and non-assessable shares the number of TransAlta Common Shares calculated on the basis set forth in subsection 3.1(a)(i) and such holder's name shall be added to the register of TransAlta Common Shares as the registered holder of such TransAlta Common Shares; and

(iv)    TransAlta shall be and be deemed to be the transferee and sole holder of the Utilities Common Shares so transferred to it, its name shall be entered in the register of the holders of Utilities Common Shares and it shall, as soon as reasonably practicable, be entitled to receive certificates representing such Utilities Common Shares; and

(c)    the share certificates representing the Utilities Common Shares shall be deemed to represent for all purposes the TransAlta Common Shares, but the new holders thereof shall, as soon as reasonably practicable, be entitled to receive on request certificates representing such TransAlta Common Shares.

ARTICLE 4 DISSENTING SHAREHOLDERS

4.1    Holders of Utilities Common Shares who exercise rights of dissent under the provisions of Section 190 of the Act and who:

(a)    are ultimately entitled to be paid fair value for their Utilities Common Shares shall be deemed to have transferred their Utilities Common Shares to Utilities on the Effective Date; and

(b)    are ultimately not entitled to be paid fair value, for any reason, for their Utilities
Common Shares, shall be deemed to have exchanged their Utilities Common
Shares on the Effective Date for TransAlta Common Shares as provided in subsections 3.1(a)(i) and (b);

but in no case shall Utilities be required to recognize such holders as shareholders of Utilities from and after the Effective Date, and the names of such holders shall be deleted from the register of holders of Utilities Common Shares from and after the Effective Date.

MCCARTHY-CALW6568.1 OUR FILE:   089730-135708

4.2    Holders of Utilities First Preferred Shares who exercise rights of dissent under the provisions of Section 190 of the Act and who:

(a)    are ultimately entitled to be paid fair value for their Utilities First Preferred
Shares shall be deemed to have transferred their Utilities First Preferred Shares to Utilities on the Effective Date; and

(b)    are ultimately not entitled to be paid fair value, for any reason, for their Utilities
First Preferred Shares, shall continue to be holders of such Utilities First
Preferred Shares of Utilities.

ARTICLE 5 CERTIFICATES

5.1    Share Certificates

On the Effective Date, the existing certificates for Utilities Common Shares will be deemed for all purposes to represent the same number of TransAlta Common Shares. As soon as practical following the Effective Date, TransAlta shall cause to be delivered to its transfer agent share certificates representing TransAlta Common Shares which holders of Utilities Common Shares are entitled to receive upon presentation of their Utilities Common Share certificate for cancellation following the Arrangement, and TransAlta's transfer agent shall deliver the certificate for such TransAlta Common Shares to such holders on the basis of one TransAlta Common Share for each Utilities Common Share owned by such holders.

5.2    Delivery of Share Certificates

From and after the Effective Date, each share certificate representing a given number of Utilities Common Shares which was outstanding prior to the Effective Date (other than those Utilities Common Shares referred to in subsection 4.1 (a)) shall represent the same number of TransAlta Common Shares and the right of the registered holder to receive certificates representing the number of TransAlta Common Shares represented by such certificate.

MCCARTHY-CAL\46568.1 OUR FILE:  089730-135708